Exhibit 10.4

Directorship Agreement	Directorship Agreement

By and between

Ittella’s Chef LLC, a company incorporated and existing under the laws of California, USA, with offices in 6305 Alondra Blvd, Paramount, CA 90723 (“Ittella USA”), duly represented by its Chief Executive Officer Mr. Salvatore Galletti

and

Giuseppe Bardari, born in Vibo Valentia on May 6th,1976, Fiscal Code BRDGPP76E06F537D (“Director”)

Ittella USA and the Director, collectively, the “Parties”

Tra

Ittella’s Chef LLC, società costituita ed esistente ai sensi della legge della California, con sede in 6305 Alondra Blvd, Paramount, CA 90723 (“Ittella USA”), rappresentata dal proprio Chief Executive Officer Sig. Salvatore Galletti

and

Giuseppe Bardari, nato a Vibo Valentia, il 6 maggio 1976, C.F. BRDGPP76E06F537D (l’“Amministratore”)

Ittella USA e l’Amministratore, congiuntamente, le “Parti”

RECITALS:

A.    Ittella Italy s.r.l., a company incorporated and existing under the laws of Italy, with registered offices in Prossedi (Latina, Italy), via STRADA DELLA CASAINA SNC, cap 04010, capital of Euro 1.100.000,00, Italian tax code 03393170794, registration with the Companies register of Latina (Italy) no. REA LT 212808 (“Ittella Italy” or the “Company) is a company active in the food industry of frozen products, primarily for the U.S. market.

B.    The Director has experience in the above mentioned business industry, having also served as the sole director of Ittella Italy until the date hereof.

C.    On the date hereof, among the others, Ittella USA’s indirect parent company, Myjojo Inc. (“Myjojo”) executed a reverse triangular merger governed under the laws of Delaware pursuant to which Myjojo merged with and into a fully owned subsidiary of Forum Merger II Corporation, a company incorporated and existing under the laws of Delaware (“Forum”) (the “Merger”). As result of the Merger, Forum holds – indirectly – 100% of the equity interests of Ittella USA, which owns, in turn, 100% of the equity interests of the Company.

D.   In the context and pursuant to the Merger, on the date hereof (i) Ittella Italy’s quota-holders meeting has convened and Ittella USA, considering the experience and professional skills of the Director, voted in favour of the appointment of the Director as sole director of Ittella Italy (the “Office”) until the term indicated therein, and (ii) the Director accepted such appointment and all its relevant terms and conditions.

E.    By entering into this agreement (the “Agreement”), the Parties set forth and further specify the terms and conditions governing the Office.

Premesse:

A.    Ittella Italy s.r.l., società costituita ed esistente ai sensi della legge italiana, con sede legale in Prossedi (Latina), via STRADA DELLA CASAINA SNC, cap 04010, capitale sociale Euro 1.100.000,00, codice fiscale 03393170794 e Numero REA LT 212808 (“Ittella Italy” o la “Società”) è una società attiva nel settore dell’industria alimentare di prodotti surgelati, principalmente destinati al mercato statunitense.

B.   L’Amministratore ha esperienza nel settore sopra indicato, avendo egli altresì ricoperto la carica di amministratore unico di Ittella Italy sino alla data odierna.

C.   In data odierna, inter alia, il socio indiretto di Ittella USA, Myjojo Inc. (“Myjojo”) ha eseguito una fusione di tipo “reverse triangular merger”, ai sensi delle leggi dello stato del Delaware a seguito della quale Myjojo si è fusa per incorporazione con (e in) una società interamente posseduta da Forum Merger II Corporation, società costituita ed esistente ai sensi della legge del Delaware (“Forum”) (la “Fusione”). Quale risultato della Fusione, Forum è proprietaria – indirettamente – del 100% delle quota rappresentative del capitale sociale di Ittella USA la quale, a sua volta, è proprietaria di una quota rappresentativa del 100% del capitale sociale della Società.

D.   Nel contesto e in esecuzione della Fusione, in data odierna (i) l’assemblea dei soci della Società si è riunita e Ittella USA, quale socio della Società, tenuto conto dell’esperienza e della competenza dell’Amministratore, ha espresso il proprio voto favorevole alla nomina dell’Amministratore quale amministratore unico della Società (l’“Incarico”) sino al termine ivi indicato, e (ii) l’Amministratore ha accettato tale incarico e i relativi termini e condizioni.

E.    Con il presente accordo (l’”Accordo”) le Parti intendono disciplinare e meglio specificare i aggiuntivi termini e condizioni dell’Incarico.

now, therefore, the Parties agree as follows:	Tutto ciò premesso le Parti stipulano e convengono quanto segue:

1. Recitals and definitions	1. Premesse e definizioni

1.1   The recitals are an essential part of this Agreement.

1.2   As used in this Agreement and in addition to any other terms expressly defined herein, the following terms shall have the meanings indicated below:

(i)   “Business” means any business that is competitive with the business of the Company and/or any other company of the Group as of, alternatively, (A) the date of this Agreement, or (B) the 12 (twelve) months prior to the date of this Agreement, including any activities or business (i) engaged in the production, marketing or distribution of (a) plant-based meals or dishes, (b) value-added fruit and vegetables, (c) plant- and/or dairy-based pizza toppings, (d) plant-based novelty food products, or (ii) that offers any product or service in the same line of business or product or service category as any product or service offered by the Company and/or the Group or in development by the Company and/or the Group;

(ii)   “Cause” means: (i) the breach by the Director of any of the obligations under articles 6, 7, and 8 of this Agreement, and (ii) any other events qualifying as “giusta causa” under Italian law;

(iii)   “Competitor” means any Third Party who or which is engaged in a Business;

(iv)   “Confidential Information” mean, in relation to the Company and/or the Group, any news, data, information, documents, research, charts, inventions, products, product sheets, details of the product, client lists, strategies, materials, research and results, technical knowledge, commercial, organizational concerning the business, the organization and structure of the Company and/or the Group, the remuneration, incentive and personnel management policies, as well as the projects and the industrial, commercial, sales, business, marketing, pricing strategies, price list and discounts, even intercompany, special conditions of supply, list of suppliers and distributors, non-public financial information, including, but always and only by way of example, budget proposals, budget and management accounts, business plans and strategic plans, proposals for capital investment and, more generally, any other information, having a confidential and/or secret nature, of which the Director comes to know by reason of the Office;

(v)   “Group” means, alone or collectively, the Company, Ittella USA, Forum, and any person or entity whatsoever existing or organized which is, directly and/or indirectly, a parent, affiliate, related, controlled, or under the common control of, one or more of the aforementioned entities;

(vi)   “Intellectual Property” means any concepts, formulas, discoveries, inventions or utility models (whether or not patentable or patented), plant varieties; processes, procedures, developments and relevant improvements; data of any nature; registered and unregistered designs and models; texts, plans, drawings; registered and unregistered trademarks and any other distinctive signs; pictures; photographs; databases; computer software; engineering project; any other artistic, literary and howsoever creative works (including all related preparatory and design materials) as well as any and all parts thereof; methods; confidential information; know-how; trade and/or industrial secrets, even of negative nature;

1.1   Le premesse costituiscono parte integrante e sostanziale dell’Accordo.

1.2   Ove utilizzati nel presente Accordo e in aggiunta alle ulteriori definizioni ivi indicate, i seguenti termini hanno il significato a essi attribuito qui di seguito:

(i)   “Business” significa qualsiasi attività che si pone in concorrenza con il settore in cui opera la Società o ogni altra entità del Gruppo, alternativamente, (A) alla data del presente Accordo, ovvero (B) nel periodo di 12 (dodici) mesi antecedentemente a tale data, inclusa ogni attività o settore (i) afferente la produzione, commercializzazione o distribuzione di (a) pasti a base vegetale o piatti, (b) concentrati di frutta e verdura, (c) condimenti per pizza con prodotti vegetali e /o caseari, (d) prodotti alimentari a base vegetale, (ii) che offre qualsiasi prodotto o servizio nello stesso settore o categoria di prodotti o servizi, nonché qualsiasi prodotto o servizio offerto dalla Società e/o dal Gruppo o sviluppato e/o prodotto dalla Società e/o dal Gruppo;

(ii)   “Concorrente” significa ogni Terzo che operi nell’ambito del Business;

(iii)   “Giusta Causa” significa (a) la violazione, da parte dell’Amministratore, di una qualsiasi delle obbligazioni di cui agli articoli 6, 7 e 8 del presente Accordo, e (b) qualsiasi altro evento che integri una “giusta causa” secondo la legge italiana.

(iv)   “Gruppo” significa, da sole o congiuntamente, la Società, Ittella USA, Forum e ogni altra persona o ente (in qualunque forma esistenti o costituiti) che sia, direttamente o indirettamente, controllante, affiliata, collegata, controllata da, o sotto il comune controllo di, una o più delle suddette società;

(v)   “Informazioni Confidenziali” significa, con riferimento alla Società e/o al Gruppo, notizie, dati, informazioni, documenti, ricerche, tabelle, invenzioni, prodotti, schede dei prodotti, dettagli di prodotto, elenchi dei clienti, strategie, materiali, ricerca ed i relativi risultati, conoscenze tecniche, commerciali, organizzative riguardanti l’attività, l’organizzazione e la struttura della Società e/o del Gruppo, le politiche retributive, di incentivazione e di gestione del personale, nonché i progetti e le strategie di sviluppo industriale, commerciale, di vendita, di business, di marketing, di pricing, il listino prezzi e sconti, anche intercompany, condizioni particolari di fornitura, listino dei fornitori e dei distributori, informazioni finanziarie non pubbliche, ivi incluse, sempre e solo in via esemplificativa, proposte di budget, budget e conti di gestione, business plan e piani strategici, proposte per investimenti di capitali e, più in generale, qualsiasi altra informazione, avente natura confidenziale e/o segreta, di cui l’Amministratore venga a conoscenza in forza dell’Incarico;

(vii)   “Material Business Relationship” means any (x) customer, supplier, licensee, licensor, franchisee -and its employees, consultants and/or suppliers – of any entity of the Group as of the date of this Agreement or at any time in the 12 (twelve) months period prior to the date of this Agreement, or (y) any other Third Party with whom any entity of the Group, as of the date of this Agreement or at any time in the 12 (twelve) months period prior to the date of this Agreement, has or had a material (or potentially material) business relationship;

(viii)   “Third Party” means any person or entity other than any entity of the Group, whatsoever existing or organized and regardless of such third party being or not being a Competitor.

(vi)   “Proprietà Intellettuale” deve intendersi ogni idea, formula, scoperta, invenzione o modello di utilità (che sia o meno brevettabile o brevettata) e relativi miglioramenti; varietà vegetale; processo, procedura, sviluppo e relativi miglioramenti; dato di qualunque natura; disegno e modello registrato e non registrato; testo, piano, elaborato; marchio registrato e non registrato ed ogni altro segno distintivo; immagini; fotografia; banca dati; software; progetto di ingegneria; ogni altra opera di natura artistica, letteraria o comunque creativa (inclusi tutti i materiali ed i disegni preparatori) e tutte e ciascuna le parti di essa; metodi; informazione confidenziale; know-how; segreto commerciale e/o industriale, anche di natura negativa;

(vii)   “Relazione Commerciale Rilevante” significa qualsiasi (x) cliente, fornitore, licenziatario, licenziante, affiliato – e i relativi dipendenti, consulenti e/o fornitori – di ogni e qualsivoglia entità del Gruppo alla data del presente Accordo o in un periodo di 12 (dodici) mesi antecedente la data del presente Accordo, o (y) qualsiasi altro Terzo con il quale una entità del Gruppo, alla data del presente Accordo o in un periodo di 12 (dodici) mesi antecedente la data del presente Accordo, , intrattenga o abbia intrattenuto un rapporto commerciale rilevante (o potenzialmente rilevante);

(viii)   “Terzo” significa qualsivoglia soggetto terzo diverso da alcuna delle entità del Gruppo, in qualunque forma esistente o costituito, che sia o meno un Concorrente.

2. Term of the Office and of this Agreement	2. Durata dell’Incarico e del Presente Accordo

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2.1   The Director shall hold the Office until the term resolved upon by the quota-holders’ meeting of the Company, without prejudice however to the termination of the Office before such term pursuant to applicable law (including, without limitation, resignation, removal, incompatibility with the Office and/or in case of lack of the necessary requirements to hold the Office set forth under the by-laws and/or any applicable laws and/or regulations) (the date on which such termination will occur, the “Termination Date”).

2.2   This Agreement shall automatically terminate with immediate effects on the Termination Date, without prejudice to articles 5, 6, 7, and 8.2 of this Agreement, which will remain in full force and effects also after the Termination Date for the relevant period of time mentioned in therein.

2.3   In case the Office terminates for Cause, the Director will be liable to the Company for the relevant damages under this Agreement, without prejudice to any other actions, claims and/or remedies applicable under law.

2.1   L’Amministratore rimarrà in carica fino alla data stabilita dall’assemblea dei soci della Società, fatta comunque salva la cessazione dell’Incarico prima di tale data secondo la legge applicabile (incluso, a titolo esemplificativo, nell’ipotesi di dimissioni, revoca, incompatibilità o qualora vengano a mancare i necessari requisiti per ricoprire la carica di cui all’Incarico ai sensi di legge, dei regolamenti applicabili, e/o dello statuto della Società (la data di cessazione dell’Incarico, la “Data di Cessazione”).

2.2   Il presente Accordo cesserà automaticamente di efficacia alla Data di Cessazione, fatto comunque salvo quanto disposto agli articoli 5, 6, 7 e 8.2 del presente Accordo, che rimarranno pienamente validi ed efficaci anche successivamente alla Data di Cessazione per il periodo rispettivamente ivi indicato.

2.3   Nel caso in cui l’Incarico cessi per Giusta Causa, l’Amministratore sarà responsabile nei confronti della Società per i danni dovuti ai sensi del presente Accordo, senza pregiudizio per ogni ulteriore eventuale azione, pretesa e/o diritto spettante alla Società ai sensi della legge applicabile.

3. Powers and Responsibilities	3. Poteri e Responsabilita’
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3.1   The Director will be responsible for managing the Company in full accordance with the powers granted by the quota-holders’ meeting of the Company upon his appointment, the by-laws, and with any applicable laws.

3.1   L’Amministratore avrà i poteri e le responsabilità di gestire la Società secondo i limiti indicati dall’assemblea dei soci della Società all’atto della nomina e in conformità allo statuto della Società e alla legge.

3.2   The Director will perform the Office with the utmost degree of diligence required by its nature.

3.3   The Director will benefit from the D&O (Directors & Officers Liability) insurance policy entered into by Forum in accordance with its terms and conditions

3.2   L’Amministratore eseguirà l’Incarico con il più elevato standard di diligenza richiesto dalla sua natura.

3.3   L’Amministratore beneficerà della copertura assicurativa di cui alla polizza “D&O” (copertura assicurativa per amministratori e dirigenti) sottoscritta da Forum secondo i suoi termini e condizioni

4. compensation – Benefits – Reimbursement of expenses	4. Remunerazione – Benefits – Rimborso Spese

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4.1   The Director will receive, as overall compensation for the performance of the Office and for every relevant activity and responsibilities connected thereto, a fixed compensation equal to gross Euro 360,000.00 (threehundred sixtythousand) per year (the “Fixed Compensation”).

4.2   Payment of the Fixed Compensation, deducted any applicable tax and social security withholdings, will be made in 12 (twelve) monthly instalments in arrears each of equal amount of Euro 30,000.00 (thirty thousand).

4.3   The Director will be eligible to participate in bonuses plans/programs based upon the Director’s performance relative to annual goals and other financial and non-financial performance measures to be established by Forum, in its reasonable discretion, and will be entitled to 4 (four) weeks of paid leave.

4.4   In addition to the above, the Company will grant the Director the following benefits: the right to continue to use the apartment in Frosinone, and the company’s mobile phone and pc and company credit card.

4.5   The Director will be reimbursed for the duly documented expenses reasonably incurred in performing of the Office, pursuant to the Group’s policies and procedures.

4.1   A titolo di corrispettivo onnicomprensivo per l’esecuzione dell’Incarico e di ogni relativa azione e responsabilità, sarà attribuito all’Amministratore un emolumento fisso pari a Euro [360.000,00] (trecentosessantamila) lordi su base annua (l’”Emolumento Fisso”).

4.2   Il pagamento dell’Emolumento Fisso, dedotta ogni ritenuta fiscale e previdenziale applicabile, avverrà in 12 (dodici) rate mensili posticipate ognuna di importo pari a Euro 30.000,00 (trentamila) .

4.3   L’Amministratore parteciperà a piani e/o programmi di incentivazione basati sui risultati di performance relativamente ad obiettivi annuali e ad altri parametri finanziari e non, che saranno identificati da Forum a propria ragionevole discrezione, e avrà diritto a 4 (quattro) settimane di assenza remunerata.

4.4   Inoltre, saranno assegnati all’Amministratore i seguenti benefits: diritto di continuare ad utilizzare l’appartamento in Frosinone ed il PC, il cellulare e carta di credito aziendale.

4.5   Verranno rimborsate all’Amministratore le spese ragionevolmente sostenute e documentate in esecuzione dell’Incarico secondo i termini delle policy e procedure del Gruppo.

5. Confidentiality	5. Riservatezza

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5.1   Without prejudice – and in addition – to any confidentiality obligation under applicable law, the Director undertakes, during the performance of the Office and for the period of 12 (twelve) months after the Termination Date, for any reason and unless in one of the cases under article 5.3 below:

(i)   not to disclose or communicate by any means or instrument, to any Third Party, any of the Confidential Information;

(ii)   to use the utmost care and caution in the treatment of the Confidential Information, using the same only for the proper performance of the Office;

(iii)   not to use any Confidential Information in a way that may, even if only potentially, damage, directly or indirectly, the Company or the Group;

(iv)   not to copy, reproduce or duplicate, in any form or by any means, data, documents, files – including in digital format – which contain or refer to Confidential Information.

5.1   Senza pregiudizio per – e in aggiunta a – ogni e qualsiasi obbligazione di riservatezza e confidenzialità ai sensi di legge, l’Amministratore si obbliga, durante l’esecuzione dell’Incarico e per il periodo di 12 (dodici) mesi dalla Data di Cessazione, per qualsiasi motivo e salvo per i casi di cui all’articolo 5.3 che segue, a:

(i)   non divulgare, diffondere o comunicare, con qualsiasi mezzo o strumento, a qualsivoglia Terzo, alcuna delle Informazioni Confidenziali;

(ii)   utilizzare la massima diligenza e cautela nel trattamento delle Informazioni Confidenziali, utilizzando le stesse esclusivamente per il corretto adempimento dell’Incarico;

(iii)   non utilizzare alcuna delle Informazioni Confidenziali in modo che si possa, anche solo potenzialmente, arrecare danno, direttamente o indirettamente, la Società e/o il Gruppo;

(iv)   a non copiare, duplicare o riprodurre, in alcun modo e con qualsiasi mezzo, dati, documenti, files – anche in formato digitate – che contengano o si riferiscano ad Informazioni Confidenziali.

5.2   Any of the Confidential Information that the Director would have access to, for any reason, during the performance of the Office shall be returned, in whatever format it is contained and/or recorded, on the Termination Date, without retaining any copy.

5.3   The confidentiality obligations under this article 5 will not apply if and to the extent that: (i) disclosure of the Confidential Information is ordered by the competent authorities or mandated by law, or (ii) such Confidential Information have become of public domain autonomously, and thus not as a result of the breach by the Director of his confidentiality obligations. If one or more elements, data and/or information being Confidential Information become, peacefully, of public domain, the obligations referred to in this clause will remain in full force and effect with respect to all the remaining elements, data and/or information not of public domain yet.

5.2   Qualsiasi delle Informazioni Confidenziali di cui l’Amministratore dovesse venire in possesso, a qualsiasi titolo, nel corso dello svolgimento dell’Incarico dovrà essere restituita, in qualunque formato essa sia contenuta e/o registrata, alla Data di Cessazione senza trattenerne copia alcuna.

5.3   Gli obblighi di confidenzialità e riservatezza di cui al presente articolo 5 non troveranno applicazione ove (i) la rivelazione delle suddette Informazioni Confidenziali sia ordinata dalla competente autorità giudiziaria o imposta dalla legge; o (ii) dette Informazioni Confidenziali siano diventate di pubblico dominio, e ciò non per effetto della violazione da parte dell’Amministratore degli obblighi di confidenzialità a suo carico. Qualora uno o più elementi, dati e/o notizie costituenti Informazioni Confidenziali diventi, pacificamente, di dominio pubblico, gli obblighi di cui al presente articolo avranno, comunque, piena ed integrale efficacia e validità nei confronti dell’Amministratore con riferimento a tutti i rimanenti elementi, dati e/o notizie ancora non divenuti di dominio pubblico.

6. Non-competition Covenants	6. Patto di non concorrenza

6.1   Without prejudice to any additional non-competition obligations or restrictions set forth under applicable law or whatsoever, the Director will not – during the term of the Office as well as at any time during a period of 12 (twelve) months following the Termination Date (the “Restricted Period”) within the territory of Canada, the U.S.A., and the European Union (the “Territory”) engage in any activity falling within the Business or in favor of a Competitor (the “Restricted Activities”). For the sake of clarity, reference to the Territory means that the Director is prohibited from carrying out any Restricted Activities anyhow connected with the Territory, even if any such Restricted Activities are actually performed in/from countries which do not fall under the Territory.

6.2   The Director cannot carry out any of the activities prohibited by the provisions above whether directly or indirectly, whether alone or jointly with any other Third Party, and whether as shareholder, director, manager, officer, employee, agent, promoter, consultant of, in or to any other Third Party, or in any other form.

6.3   The Director will provide the Company and Ittella USA in writing – during the Restricted Period and within 7 (seven) days from commencement of working or professional activities of any nature engaged after the Termination Date (the “New Activities”) – any significant information regarding the New Activities, including but not limited to the data of the new employer or principal and the content of the New Activities. The Director further covenants and undertakes to inform previously his new employer or principal of the covenants undertaken by him under this Agreement.

6.4   The Parties acknowledge that the Fixed Compensation has been negotiated and agreed taking into consideration the restrictions under this Agreement, including the those related to the non-competition and non-solicitation covenants; the portion of Fixed Compensation apportioned in consideration for these undertakings/restrictions is equal to 40% of the Fixed Compensation.

6.1 Senza pregiudizio per ogni e qualsiasi ulteriore impegno di non concorrenza ai sensi di legge o di qualsiasi altra fonte, l’Amministratore si obbliga a non svolgere sotto qualsiasi forma – per il periodo di decorrenza dell’Incarico e per 12 (dodici) mesi a decorrere dalla Data di Cessazione (il “Periodo di Non Concorrenza”) – relativamente al territorio degli Stati Uniti d’America, Canada e Unione Europea (il “Territorio”) qualsiasi attività nell’ambito del Business ovvero in favore di un Concorrente (le “Attività In Concorrenza”). Per scrupolo di chiarezza, il riferimento al Territorio deve essere interpretato nel senso che è vietato, ai sensi del presente articolo, lo svolgimento di qualsiasi Attività In Concorrenza che sia correlata al Territorio, anche se tale svolgimento sia materialmente effettuato in/da paesi non ricompresi nel Territorio.

6.2 Resta inteso che l’Amministratore non potrà svolgere alcuna delle attività vietate dalle disposizioni che precedono né direttamente né indirettamente, né individualmente né unitamente ad altri Terzi, né come socio, amministratore, manager, dipendente, agente, promoter, consulente, collaboratore di altri Terzi, né sotto qualsiasi altra forma.

6.3 L’Amministratore fornirà alla Società e a Ittella USA, per iscritto – durante il Periodo di Non Concorrenza ed entro 7 (sette) giorni dall’inizio di attività lavorative o professionali di qualsiasi natura intraprese successivamente alla Data di Cessazione (le “Nuove Attività”) – ogni informazione rilevante riguardante le Nuove Attività, inclusi, a titolo esemplificativo e non esaustivo, i dati identificativi del nuovo datore di lavoro o committente (o equivalenti figure) e il contenuto delle Nuove Attività. Inoltre, l’Amministratore si obbliga a informare preventivamente il suo nuovo datore di lavoro o committente (o equivalenti figure) degli obblighi di cui al presente Accordo assunti dall’Amministratore.

6.4 Le Parti prendono atto che l’Emolumento Fisso è stato negoziato e concordato tenendo in considerazione le previsioni e divieti di cui al presente Accordo, tra le quali anche quelle correlate al presente articolo; il relativo corrispettivo per i suddetti obblighi e divieti è pari al 40% dell’Emolumento Fisso.

6.5   Upon breach of any of the provisions and the obligations under this article 6, without prejudice to the judicial remedies under Italian law (including provisional proceedings and/or measures), the Director will pay to the Company, as liquidated damages, an amount equal to Euro 300 for each and every breach occurred and for every day when such breach has taken place (the “Liquidated Damages”), without prejudice for the Company to claim additional damages. The Parties acknowledge that the amount of the Liquidated Damages has been fully negotiated at arm’s length and that such amount is fair and in line with the obligations and covenants undertaken under this Agreement.

6.5 In caso di violazione di anche una sola delle disposizioni ed obbligazioni di cui al presente articolo 6, fermi i rimedi processuali di cui all’ordinamento italiano (inclusi i procedimenti/azioni cautelari), l’Amministratore verserà alla Società, a titolo di penale, un importo pari a Euro 300,00 per ciascuna violazione commessa e per ogni giornata in cui tale violazione è occorsa (la “Penale”), fatto salvo il diritto della Società al risarcimento del danno ulteriore. Le Parti riconoscono e prendono atto che l’importo della Penale è stato pienamente negoziato secondo le normali condizioni di mercato, e che tale importo è equo e in linea con le obbligazioni e i doversi di cui al presente Accordo.

7. Non-Solicitation and non-interference	7. Divieto di storno e di interferenza

7.1   During the Office and for 12 (twelve) months after the Termination Date, the Director will not, directly or indirectly, on his account or on behalf of any Third Party:

(a) endeavor or attempt to induce any employee, independent contractor or consultant of the Company and/or of the Group to terminate the existing working relationship engaged with them in order to establish a working relationship of employment or self-employment with the Director or any Third Party;

(b) offer any jobs/collaboration and/or enter into employment or self-employment contracts with employees, independent contractors or consultants of the Company and/or the Group, on behalf of the Director or of any Third Party.

7.2 During the Office and for 12 (twelve) months after the Termination Date, the Director, directly or indirectly, on his account or on behalf of any Third Party, will not:

(i)           interfere with the relationship between the Company and any Material Business Relationship;

(ii)         solicit, contact, induce or attempt to induce (or assist any Third Party in soliciting, contacting, inducing, or attempting to induce) any Material Business Relationship to terminate its relationship with the Company, cease doing business with the Company or terminate or otherwise adversely modify its relationship with the Company;

(iii)        acquire or attempt to acquire an interest in any person or business in relation to which, prior to the date of this Agreement, any entity of the Group had either (a) entertained business discussions, or (b) requested or received information relating to, or was considering (even potentially), the acquisition of, such Third Party (or any of its businesses).

7.1   Durante l’Incarico e per 12 (dodici) mesi decorrenti dalla Data di Cessazione, l’Amministratore, direttamente o indirettamente, né per conto proprio né per conto di Terzi, non:

(a)   proporrà ad alcun dipendente, collaboratore o consulente della Società e/o del Gruppo di risolvere il rapporto di lavoro esistente con gli stessi per instaurare un rapporto di lavoro di natura subordinata o autonoma con l’Amministratore o con qualsiasi Terzo;

(b)   a non fare offerte di lavoro/di collaborazione e/o stipulare contratti di lavoro di natura autonoma o subordinata con dipendenti, collaboratori e/o consulenti della Società e/o del Gruppo, per conto proprio o di Terzi.

7.2   Durante l’Incarico e per 12 (dodici) mesi decorrenti dalla Data di Cessazione, l’Amministratore, direttamente o direttamente, per conto proprio o per mezzo o per conto di Terzi, non:

(i)   interferirà nel rapporto tra la Società e ogni Relazione Commerciale;

(ii)   solleciterà, contatterà, indurrà o tenterà di indurre (né supporterà qualsiasi persona e/o ente nel sollecitare, contattare, indurre o tentare di indurre) qualsiasi Relazione Commerciale a terminare il proprio rapporto con la Società, cessare di fare affari con la Società o terminare o modificare in altro modo il proprio rapporto con la Società;

(iii)   acquisirà o tenterà di acquisire una partecipazione in un Terzo in relazione al quale, prima della data del presente Accordo, un’entità del Gruppo: (a) avesse intrattenuto discussioni commerciali, ovvero (b) avesse richiesto o ricevuto informazioni relative alla, o stesse contemplando (anche solo potenzialmente), l’acquisizione di tale Terzo (o di un suo bene e/o azienda).

8. Further obligations of the Director	8. Ulteriori Obbligazioni dell’Amministratore

8.1 Without prejudice to any other obligation set forth under applicable law and in this Agreement, during the performance of the Office the Director will not, either directly or indirectly, on his account or on behalf of any Third Party:

(i)           carry out any working or professional activity, in any form whatsoever, with or without consideration, for the benefit of any Third Party;

(ii)         set up, or hold in whatsoever form, shares, quota, or any other kind of interest, in any Competitor.

8.2   During the performance of the Office, and at any time after the Termination Date, the Director will:

(i)          not give interviews to any source of information, without the prior written consent of the Ittella USA, in relation to the business of the Company and/or the Group;

(ii)          not make any negative, derogatory or disparaging statements or communications, either orally or in writing, regarding the activities of the Company and/or the Group, criticize or disparage the Company and/or the Group and/or any individual who is, or has been, officer, director, employee, representative whatsoever of the Company and/or any entities of the Group, and

(iii)           refrain from making any statements or taking any actions (or omission) which may damage the goodwill or reputation of the Company and/or the Group and/or any of the individuals indicated in point (ii) above.

8.1   Senza pregiudizio per ogni e qualsiasi ulteriore obbligazione ai sensi di legge, del presente Accordo o di qualsiasi altra fonte, durante l’esecuzione dell’Incarico, l’Amministratore, direttamente o indirettamente, per conto proprio o di un Terzo, non:

(i)           svolgerà alcuna attività lavorativa o professionale, sotto qualsiasi forma, con o senza corrispettivo, in favore di qualsiasi Terzo;

(ii)          non costituirà, direttamente o tramite terze parti, né deterrà quote o azioni o ogni altro strumento di simile natura, in qualunque forma, di alcun Concorrente.

8.2   Durante l’esecuzione dell’Incarico e in ogni tempo successivamente alla Data di Cessazione, l’Amministratore:

(i)          non rilascerà interviste a qualsiasi fonte di informazione in relazione alle attività della Società e/o del Gruppo, senza preventiva autorizzazione da parte di Ittella USA;

(ii)          non rilascerà dichiarazioni o comunicazioni di contenuto negativo, denigratorio o dispregiativo, sia oralmente che per iscritto, in merito alle attività della Società e/o del Gruppo, o criticare o denigrare la Società e/o il Gruppo e/o qualsiasi persona che sia, o sia stata, amministratore, dipendente, rappresentante a qualsiasi titolo della Società e/o di qualsiasi entità del Gruppo; e

(iii)          si asterrà dall’effettuare qualsivoglia affermazione ovvero dall’intraprendere qualsivoglia azione (o omissione) che possano cagionare un danno all’avviamento commerciale ovvero alla reputazione della Società e/o del Gruppo e/o di qualsiasi soggetto sopra menzionato al punto (ii).

9. Intellectual Property Rights	9. Diritti di Proprietà Intellettuale

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9.1   Any and all rights on Intellectual Property – with no exclusion whatsoever, save only for those moral rights which cannot be waived or assigned pursuant to applicable law – that the Director may develop and/or contribute to develop in the performance of the Office will originally vest in and be the exclusive property of the Company in any territory. To this extent, the Fixed Fees have been set out taking into account also any creative and inventive activity that the Director may carry out in the course of the Office. As a consequence, the Director shall not be entitled to any special additional consideration or compensation of whatsoever nature in connection with any results that he may develop and/or contribute to develop while performing the Office.

9.2   If any rights on Intellectual Property shall not originally vest in the Company or cannot be deemed as exclusive property of the Company, by executing this Agreement the Director hereby assigns and transfers irrevocably to the Company now for then (ora per allora) – to the maximum extent permissible under applicable law and in relation to any territory – any and all rights, titles and interest on the Intellectual Property, including any rights to their economic and commercial exploitation.

9.3   The Director undertakes to provide the Company with any reasonable assistance needed for the purpose of filing, registering, patenting and/or formalizing, at domestic and international level, any rights on the Intellectual Property which originally vested in the Company or have been subsequently assigned to the Company under the provisions above.

9.1  Ogni e qualsiasi diritto sulla Proprietà Intellettuale – senza esclusione alcuna, fatta eccezione soltanto per quei diritti morali che non possono essere oggetto di rinuncia o cessione ai sensi della normativa applicabile – che l’Amministratore potrà sviluppare e/o contribuire a sviluppare nell’esecuzione dell’Incarico sorgerà a titolo originario in capo alla Società e sarà di esclusiva titolarità della Società in qualsiasi territorio. A tal fine, l’Emolumento Fisso è stato calcolato tenendo in considerazione anche ogni attività creativa e inventiva che l’Amministratore potrà svolgere nel corso dell’Incarico. Ne consegue che l’Amministratore non avrà titolo per pretendere o conseguire alcun pagamento di qualsivoglia natura in relazione a ogni e qualsiasi risultato che potrà sviluppare, o contribuire a sviluppare, durante l’Incarico.

9.2   Tuttavia, nei casi in cui vi siano diritti sulla Proprietà Intellettuale che non sorgano a titolo originario in capo alla Società ovvero che non possono essere considerati di esclusiva titolarità della Società, con la sottoscrizione della presente Accordo l’Amministratore Unico cede e trasferisce irrevocabilmente alla Società ora per allora –- nell’estensione massima consentita dalla legge applicabile e in qualsiasi territorio – ogni e qualsiasi diritto, titolo e interesse sulla Proprietà Intellettuale, incluso ogni diritto di sfruttamento economico e commerciale della stessa.

9.3   L’Amministratore si impegna a fornire alla Società ogni ragionevole assistenza necessaria ai fini del deposito, registrazione, brevettazione e/o formalizzazione, a livello nazionale e internazionale, dei diritti sulla Proprietà Intellettuale che siano sorti a titolo originario in capo alla Società o che siano stati oggetto di cessione in favore della Società ai sensi delle disposizioni che precedono.

10. Notices	10. Comunicazioni

Any communication required or admitted hereunder shall be made in writing to the following addresses and sent with registered mail with return receipt requested:

-        if to Ittella USA:

6305 Alondra Blvd, Paramount, CA 90723

Attention: Chief Executive Officer

-        if to the Director:

Mr. Giuseppe Bardari

c/o Ittella Italy

STRADA DELLA CASAINA SNC

04010, Prossedi (Latina, Italy)

Qualsiasi comunicazione necessaria o consentita in relazione al presente Accordo verrà effettuata per iscritto ai seguenti indirizzi ed inviata a mezzo di raccomandata con ricevuta di ritorno:

-       se a Ittella USA:

6305 Alondra Blvd, Paramount, CA 90723

Attenzione: Chief Executive Officer

-      se all’Amministratore:

Sig. Giuseppe Bardari

c/o Ittella Italy Srl

STRADA DELLA CASAINA SNC

04010, Prossedi (Latina, Italy)

11. Miscellanea	11. Miscellanea

11.1.   Any amendments and/or integration to the Agreement shall be agreed in writing and undersigned by the Parties and will make express reference to this Agreement and to the provisions which the Parties intend to amend and/or integrate.

11.2.   Should any provision of the Agreement be deemed null, void or non effective, in whole or in part, the validity and/or enforceability of the other provisions shall not be affected.

11.3.   This Agreement supersedes any prior oral and written agreement between the Parties on the subject matter.

11.4.    This Agreement is governed by and shall be construed in accordance with the laws of Italy.

11.5.   This Agreement has been drafted in Italian and English language; in case of discrepancies, the English version will prevail at all effects.

11.1.   Qualsiasi modifica e/o integrazione del presente Accordo dovrà essere convenuta per iscritto e sottoscritta dalle Parti, e dovrà fare riferimento al presente Accordo e alle disposizioni che le Parti intendono modificare e/o integrare.

11.2.   Nel caso in cui qualsiasi delle disposizioni dell’Accordo sia ritenuta invalida e/o inefficace, in tutto o in parte, ciò non inficerà la validità e/o l’efficacia delle rimanenti disposizioni.

11.3.   Il presente Accordo supera ogni precedente accordo o intesa scritti e/o orali tra le Parti in relazione all’oggetto dello stesso.

11.4.   Il presente Accordo è governato, e sarà interpretato, in base alla legge italiana.

11.5.   Il presente Accordo è stato predisposto in lingua italiana e inglese; in caso di conflitto tra le due versioni, la versione inglese sarà ritenuta prevalente ad ogni effetto.

DATE: 15 October 2020	DATA: 15 Ottobre 2020

____________________________	____________________________
Ittella’s Chef, LLC	Ittella’s Chef, LLC

____________________________	____________________________
Giuseppe Bardari	Giuseppe Bardari

Also, exclusively for acknowledgment of the benefits and obligations of the Director under this Agreement	Esclusivamente per presa d’atto dei diritti e delle obbligazioni dell’Amministratore ai sensi del presente Accordo

____________________________	____________________________
Ittella Italy s.r.l.	Ittella Italy s.r.l.

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